Exhibit 5.2

Brownstein Hyatt Farber Schreck, LLP 303.223.1100 main 675 Fifteenth Street, Suite 2900 Denver, Colorado 80202

November 5, 2024

EchoStar Corporation

9601 South Meridian Boulevard

Englewood, Colorado 80112

To the addressee set forth above:

We have acted as local Nevada counsel and local Colorado counsel to EchoStar Corporation, a Nevada corporation (the “Company”), DBSD Corporation, a Colorado corporation (“DBSD”), Gamma Acquisition L.L.C., a Colorado limited liability company (“GALLC”) and Gamma Acquisition HoldCo, L.L.C., a Colorado limited liability company (together with DBSD and GALLC, the “Colorado Guarantors”, and together with the Company, the “Opinion Parties”), in connection with the filing by the Company and the other registrants named therein, including the Colorado Guarantors, of a Registration Statement on Form S-4 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of (i) up to $2,381,000,000 aggregate principal amount of the Company’s 6.75% Senior Secured Notes due 2030 (the “Exchange Notes”) and up to $1,950,000,000 aggregate principal amount of the Company’s 3.875% Convertible Secured Notes due 2030 (together with the Exchange Notes, the “EchoStar Notes”), to be issued under certain indentures, by and among the Company, the guarantors party thereto, including the Colorado Guarantors, and The Bank of New York Mellon, N.A., as trustee and as collateral agent (the “EchoStar Indentures”), and (ii) the guarantees of the EchoStar Notes (the “Guarantees”, and together with the EchoStar Notes, the “Securities”) by certain subsidiaries of the Company, including the Colorado Guarantors. The EchoStar Notes will be issued by EchoStar in exchange for any and all of the outstanding 0% Convertible Notes due 2025 and any and all of the 3.375% Convertible Senior Notes due 2026, each issued by DISH Network Corporation, a Nevada corporation.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Opinion Parties in connection with the registration and issuance of the Securities as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed that all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement and the terms of such issuance will be in compliance with applicable laws.

For purposes of issuing this opinion letter, (a) we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the forms of the EchoStar Indentures, including the Guarantees contained therein, and the forms of the EchoStar Notes, (iii) the articles of incorporation and bylaws, or the articles of organization and operating agreements, as applicable, each as amended to date, of each of the Opinion Parties, and (iv) such other corporate or limited liability company records of the Opinion Parties, and such other agreements, instruments and documents, or forms thereof, as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and (b) we have obtained from officers and other representatives and agents of the Opinion Parties, and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate.

www.bhfs.com

EchoStar Corporation
November 5, 2024

Without limiting the generality of the foregoing, in issuing this opinion letter we have, with your permission, assumed without independent verification that: (i) the EchoStar Indentures will be executed in substantially the forms which have been filed as exhibits to the Registration Statement; (ii) the obligations of each party set forth in the in the documents we have reviewed are or will be valid, binding and enforceable in accordance with their respective terms; (iii) the statements of fact and representations and warranties set forth in the documents we have reviewed are and at all relevant times will be true and correct as to factual matters; (iv) each natural person executing such documents had at all relevant times or will have sufficient legal capacity to do so; (v) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (vi) all corporate and limited liability company records made available to us by the Opinion Parties, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the States of Nevada and Colorado. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada and the general corporate and limited liability company laws of the State of Colorado, each as in effect on the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect thereon, of the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, any state securities or “Blue Sky” laws, rules or regulations, any federal or state bankruptcy or insolvency laws or other laws, rules or regulations relating to fraudulent transfers, or any federal or state laws, rules, or regulations relating to broadcast communications, including any rules or regulations promulgated by the Federal Communications Commission or any similar or equivalent state regulatory agency.

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.            The Company is validly existing as a corporation and is in good standing under the laws of the State of Nevada. Each of the Colorado Guarantors is validly existing as a corporation or limited liability company, as applicable, and is in good standing under the laws of the State of Colorado.

EchoStar Corporation
November 5, 2024

2.            Each of the Opinion Parties has the corporate or limited liability company, as applicable, power and authority to execute and deliver the EchoStar Indentures and to perform its obligations thereunder, including (in the case of the Colorado Guarantors) the Guarantees.

3.            Each of the Opinion Parties has duly authorized the execution and delivery of the EchoStar Indentures, and the performance of its obligations thereunder, including (in the case of the Colorado Guarantors) the Guarantees.

The opinions expressed herein are based upon the applicable laws of the States of Nevada and Colorado and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP